UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 9, 2006

Greens Worldwide Incorporated
(Exact name of registrant as specified in its charter)

Arizona	000-25025	86-0718104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

346 Woodland Church Road, Hertford, North Carolina 27944
(Address of Principal Executive Offices)

252-264-2064
(Registrant’s telephone number, including area code)

Item 4.02 Non-Reliance on Previously Issued Financial

On June 8, 2006, Greens Worldwide Incorporated (Company) concluded that the Company’s consolidated balance sheet as of September 30, 2005 and statement of operations for the period from January 28, 2005 (inception) to September 30, 2005 and for the three months ended September 30, 2005, included in its Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2005 required restatement for the correction of errors and as such those financial statements should not be relied upon.

After reviewing its accounting for revenue recognition and accrual of an intangible asset and discussion with our independent accountants on June 8, 2006, the Board of Directors of the Company determined that it should correct these financial statements to properly recognize revenues and record liabilities.

Reference is made to Form 10-QSB/A for the period September 30, 2005, filed concurrently with this Form 8-K, which includes these restated financial statements.

Item 9.01 Financial Statements and Exhibits

EXHIBITS

Exhibit Number	Description
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2006

Greens Worldwide Incorporated

By: /s/ R. Thomas Kidd
R. Thomas Kidd, President & CEO